UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 23, 2007
REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15392	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     Effective February 23, 2007, Regent Broadcasting, LLC and its parent company, Regent Communications, Inc. (together, the “Company” or “Regent”) and its lenders entered into an amendment to Regent’s existing credit facility. The material terms of the amendment are a reduction of the Applicable Margin on Base Rate and Eurodollar Loans under the credit facility to 2.25% for Eurodollar Loans and 0.75% for Base Rate Loans under the Term B Loan of the facility. Additionally, if the Company would enter into a repricing agreement related to the Applicable Margin of the Term B Loan prior to the one-year anniversary date of the effective date of Amendment 1 to the Credit Agreement, Regent would be obligated to pay a prepayment premium equal to 1% of the outstanding borrowings under the Term B Loan at the date of such repricing.
     The entire text of Amendment No. 1 to the Credit Agreement is attached hereto as Exhibit 4(a).
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description

4(a)	Amendment No. 1 to the Credit Agreement, dated as of February 23, 2007 among Regent Communications, Inc. and the lenders identified therein (excluding schedules and exhibits not deemed material)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2007	REGENT COMMUNICATIONS, INC.
	By:	/s/ ANTHONY A. VASCONCELLOS
Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer

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